Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 1, 2016, in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-211847) and related Prospectus of Ares Commercial Real Estate Corporation for the registration of $1,250,000,000 of its common stock, preferred stock, debt securities, subscription rights, warrants and units.

/s/ Ernst & Young LLP

August 24, 2016
Los Angeles, California